As filed with the Securities and Exchange Commission on November 7, 2016.

Registration No. 333–

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RESOLUTE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

And the Guarantors named in the “Table of Co-Registrants” below

(Exact name of the registrant as specified in its charter)

DELAWARE	27-0659371
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 2800

Denver, Colorado 80203

303-534-4600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael N. Stefanoudakis

1700 Lincoln Street, Suite 2800

Denver, Colorado 80203

303-534-4600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ronald R. Levine, II Davis Graham & Stubbs LLP 1550 Seventeenth Street, Suite 500 Denver, Colorado 80202 (303) 892-9400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

TABLE OF CO-REGISTRANTS

The following direct or indirect subsidiaries of Resolute Energy Corporation may guarantee the debt securities issued hereunder and are co-registrants under this Registration Statement.

Exact Name of Co-Registrant as Specified in its Charter	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization
Hicks Acquisition Company I, Inc.	20-8521842	Delaware
Resolute Aneth, LLC	20-1880729	Delaware
Resolute Natural Resources Company, LLC	27-3421083	Delaware
Resolute Wyoming, Inc.	20-0537587	Delaware
BWNR, LLC	27-0659371	Delaware
WYNR, LLC	27-0659371	Delaware
Resolute Northern Rockies, LLC	27-0659371	Delaware
Resolute Natural Resources Southwest, LLC	27-0659371	Delaware

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Senior Debt Securities
Subordinated Debt Securities
Common Stock, par value $0.0001 per share
Preferred Stock, par value $0.0001 per share
Warrants
Guarantees of Debt Securities
Rights
Units
Depositary Shares
Total	$750,000,000	$41,182

(1)

Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities which may be offered pursuant to this Registration Statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), such additional number of shares of the registrant’s common stock that may become issuable as a result of any stock split, stock dividends or similar event. In the event the registrant elects to offer to the public fractional interests in its shares of preferred stock registered hereunder, depositary shares, evidenced by depository receipts issued pursuant to a deposit agreement, will be distributed to those persons purchasing fractional interests and the shares of preferred stock will be issued to the depository under any such agreement.

(2)

An indeterminate aggregate offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices, with a maximum aggregate offering price not to exceed $750 million. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

(3)

Pursuant to Rule 457(o) under the Securities Act, the registration fee has been calculated on the basis of the maximum aggregate offering price. This registration statement includes a total of $394,000,000 of unsold securities that had previously been registered under the registrant’s registration statement on Form S-3 (333-183738) filed with the Securities and Exchange Commission on September 6, 2012 and declared effective on November 28, 2012 (the “Prior Registration Statement”). In connection with the registration of securities ($500,000,000 total) on the Prior Registration Statement, the registrant paid a total registration fee of $58,050, a portion of which ($394,000,000 or $45,743 in fees) was not sold thereunder.  Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the $45,743 that was previously paid and unused under the Prior Registration Statement against the $86,925 registration fee relating to the securities offered by this registration statement, leaving a filing fee $41,182 that is being paid herewith in connection with the securities registered hereunder.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  THE SELLING STOCKHOLDER MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, dated November 7, 2016

PROSPECTUS

$750,000,000

Senior Debt Securities

Subordinated Debt Securities

Common Stock

Preferred Stock

Guarantees of Debt Securities

Warrants

Rights

Units

Depositary Shares

Resolute Energy Corporation (“Resolute,” “we,” “us,” or “our”) may offer and sell from time to time up to $750 million of our senior and subordinated debt securities, common stock, $0.0001 par value per share, preferred stock, $0.0001 par value per share, warrants to purchase any of the other securities that may be sold under this prospectus, senior or subordinated unsecured guarantees of debt securities, rights to purchase common stock, preferred stock and/or senior or subordinated debt securities, depositary shares and units consisting of two or more of these classes or series of securities, securities that may be convertible or exchangeable to other securities covered hereby, in one or more transactions.

We will provide specific terms of any offering in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any supplement carefully before you invest.

We may sell securities directly to you, through agents we select, or through underwriters or dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The net proceeds we expect to receive from these sales will be described in the prospectus supplement.

Our common stock is listed on the NYSE (the “NYSE”) under the symbol “REN.” On November 3, 2016, the last reported sales price of our common stock on the NYSE was $23.74 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the NYSE or any securities exchange of the securities covered by the prospectus supplement.

The securities offered in this prospectus involve a high degree of risk.  You should carefully consider the matters set forth in “Risk Factors” on page 10 of this prospectus or incorporated by reference herein in determining whether to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2016.

As used in this prospectus, the terms “Resolute,” “we,” “our,” “ours” and “us” may, depending on the context, refer to Resolute Energy Corporation or to one or more of Resolute Energy Corporation’s consolidated subsidiaries or to Resolute Energy Corporation and its consolidated subsidiaries, taken as a whole. When we refer to “shares” throughout this prospectus, we include all rights attaching to our shares of common stock under any shareholder rights plan then in effect.

1

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC” or the “Commission”, using a “shelf” registration process. Under the shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time that we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information incorporated by reference in this prospectus before making an investment in our securities. See “Where You Can Find More Information” for more information. We may use this prospectus to sell securities only if it is accompanied by a prospectus supplement.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of such document.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information, including proxy statements, with the SEC.  You may read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.  Our SEC filings are available to the public on the SEC’s website at www.sec.gov. Our SEC filings are also available through the “Investor Relations” section of our website at www.resoluteenergy.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus “incorporates by reference” certain information we file with the SEC, which means that we can disclose important information to you by referring you to that information.  The information incorporated by reference is considered to be part of this prospectus, except for information that is superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.  We incorporate by reference the information and documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act as of the date of this prospectus, to the extent that such information is deemed “filed” and not “furnished” with the SEC, which will automatically update and supersede this information.

•	Our Annual Report on Form 10-K for the year ended December 31, 2015, filed on March 7, 2016 (our “2015 Annual Report”);
•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016, and September 30, 2016, filed on May 9, 2016, August 8, 2016 and November 7, 2016, respectively;
•

Our Current Reports on Form 8-K filed on January 6, 2016, February 22, 2016, March 29, 2016, May 11, 2016, May 17, 2016, June 7, 2016, July 8, 2016, August 2, 2016, August 24, 2016, October 5, 2016, and October 7, 2016; all to the extent “filed” and not “furnished” pursuant to Section 13(a) of the Exchange Act;

•	The sections of our Definitive Proxy Statement on Schedule 14A that are incorporated by reference in our 2015 Annual Report, as filed with the SEC on April 11, 2016; and
•	The description of our common stock set forth in our registration statement on Form 8-A filed on September 21, 2009, and any amendment or report filed for the purpose of updating any such description.

You may request a copy of all incorporated filings at no cost, by making written or telephone requests for such copies to:

Resolute Energy Corporation

1700 Lincoln Street

Suite 2800

Denver, Colorado 80203

Attention: General Counsel

303-534-4600

You should rely only on the information incorporated by reference or provided in this prospectus.  If information in incorporated documents conflicts with information in this prospectus, you should rely on the most recent information.  If information in an incorporated document conflicts with information in another incorporated document, you should rely on the most recent incorporated document.  You should not assume that the information in this prospectus or any document incorporated by reference is accurate as of any date other than the respective dates of such documents.  We have not authorized anyone else to provide you with any information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated by reference herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”). These statements can generally be identified by the use of forward-looking words such as “anticipate,” “intend,” “believe,” “estimate,” “project,” “expect,” “plan,” “should” or similar words, however the absence of such words does not mean that a statement is not forward-looking.  Forward-looking statements included in this prospectus or the documents incorporated by reference herein relate to, among other things, the Delaware Basin Acquisition, completed on October 7, 2016, the expected benefits of that acquisition, including in terms of net drilling locations, growth and rates of return; our production and cost guidance for 2016; anticipated capital expenditures in 2016 and 2017 and the sources of such funding; our financial condition and management of the Company in the current commodity price environment; future financial and operating results; our intention to evaluate and pursue liquidity enhancing and de‐levering transactions, including joint ventures and asset sales; liquidity and availability of capital including projections of free cash flow; additional future potential full cost ceiling impairments; future downward adjustments in estimated proved reserves as a result of low commodity prices; future borrowing base adjustments and the effect thereof; future production, reserve growth and decline rates; our plans and expectations regarding our development activities including drilling, deepening, recompleting, fracing and refracing wells, the number of such potential projects, locations and productive intervals, the rates of return on such projects and the resource potential of such projects; the prospectivity of our properties and acreage; availability of alternative oil purchase markets and oil takeaway systems; and the anticipated accounting treatment of various activities.

Although we believe that these statements are based upon reasonable current assumptions, no assurance can be given that the future results covered by the forward-looking statements will be achieved.  Forward-looking statements can be subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements.  All forward-looking statements speak only as of the date made.  All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements.  Except as required by law, we undertake no obligation to update any forward-looking statement.  Factors that could cause actual results to differ materially from our expectations include, among others, those factors referenced in “Risk Factors” on page 10 of this prospectus, those factors described under the caption “Risk Factors” in our 2015 Annual Report, and such things as:

•	Our ability to realize the expected benefits from the interests acquired in the Delaware Basin Acquisition (as defined herein);
•	difficulties in integrating our operations as a result of any significant acquisitions;
•

volatility of oil and gas prices, including extended periods of depressed prices that would adversely affect our revenue, income, cash flow from operations and liquidity and the discovery, estimation and development of, and our ability to replace oil and gas reserves;

•

a lack of available capital and financing, including the capital needed to pursue our operations and other development plans for our properties, on acceptable terms, including as a result of a reduction in the borrowing base under our revolving credit facility (the “Revolving Credit Facility”);

•	risks related to our level of indebtedness;

•

our ability to fulfill our obligations under our Revolving Credit Facility, our secured term loan facility (the “Secured Term Loan Facility”), our 8.50% Senior Notes due 2020 (the “Senior Notes”) and any additional indebtedness we may incur;

•	constraints imposed on our business and operations by our Revolving Credit Facility, Secured Term Loan Facility and Senior Notes may limit our ability to execute our business strategy;
•	future write downs of reserves and the carrying value of our oil and gas properties;
•	our future cash flow, liquidity and financial position;
•	the success of our business and financial strategy, derivative strategies and plans;
•	the success of the development plan for and production from our oil and gas properties;
•	risks associated with rising interest rates;
•	risks associated with all of our Aneth Field oil production being purchased by a single customer and connected to such customer with a pipeline that we do not own or control;
•	inaccuracies in reserve estimates;
•	the completion, timing and success of drilling on our properties;
•	operational problems, or uninsured or underinsured losses affecting our operations or financial results;
•	the amount, nature and timing of our capital expenditures, including future development costs;
•	anticipated CO2 supply, which is currently sourced exclusively from Kinder Morgan CO2 Company, L.P. under a contract with take or pay obligations;
•	the effectiveness and results of our CO2 flood program at Aneth Field;
•

our relationship with the Navajo Nation, the local community in the area where we operate Aneth Field, and Navajo Nation Oil and Gas Company, as well as certain purchase rights held by Navajo Nation Oil and Gas Company;

•	the impact of any U.S. or global economic recession;
•	the timing and amount of future production of oil and gas;
•	the ability to sell or otherwise monetize assets at values and on terms that are advantageous to us;
•	availability of, or delays related to, drilling, completion and production, personnel, supplies and equipment;

•	risks and uncertainties in the application of available horizontal drilling and completion techniques;
•	uncertainty surrounding occurrence and timing of identifying drilling locations and necessary capital to drill such locations;
•	our ability to fund and develop our estimated proved undeveloped reserves;
•	the effect of third party activities on our oil and gas operations, including our dependence on third party owned gas gathering and processing systems;
•	our operating costs and other expenses;
•	our success in marketing oil and gas;
•

the impact and costs related to compliance with, or changes in, laws or regulations governing our oil and gas operations, including changes in Navajo Nation laws, and the potential for increased regulation of drilling and completion techniques, underground injection or fracing operations;

•	our relationship with the local communities in the areas where we operate;
•	the availability of water and our ability to adequately treat and dispose of water while and after drilling and completing wells;
•	regulation of salt water injection intended to address seismic activity;
•	the concentration of our producing properties in a limited number of geographic areas;
•	potential changes to regulations affecting derivatives instruments;
•	environmental liabilities under existing or future laws and regulations;
•	the impact of climate change regulations on oil and gas production and demand;
•	potential changes in income tax deduction and credits currently available to the oil and gas industry;
•	the impact of weather and the occurrence of disasters, such as fires, explosions, floods and other events and natural disasters;
•	competition in the oil and gas industry and failure to keep pace with technological development;
•	developments in oil and gas producing countries;
•	risks relating to our joint interest partners’ and other counterparties’ inability to fulfill their contractual commitments;
•	loss of senior management or key technical personnel;

•	the impact of long-term incentive programs, including performance-based awards and stock appreciation rights;
•	timing of issuance of permits and rights of way, including the effects of any government shut-downs;
•	potential power supply limitations in the electrical infrastructure serving Aneth Field;
•	timing of installation of gathering infrastructure in areas of new exploration and development;
•	potential breakdown of equipment and machinery relating to the Aneth compression facility;
•	losses possible from pending or future litigation;
•	cybersecurity risks;
•	the risk of a transaction that could trigger a change of control under our debt agreements and the higher likelihood of such a transaction occurring due to our current low stock price;
•

acquisitions and other business opportunities (or lack thereof) that may be presented to and pursued by us, and the risk that any opportunity currently being pursued will fail to be consummated or will encounter material complications;

•	our ability to achieve the growth and benefits we expect from our acquisitions;
•	risks associated with unanticipated liabilities assumed, or title, environmental or other problems resulting from, our acquisitions;
•	risk factors described or referenced in this prospectus; and
•	other factors, many of which are beyond our control.

Many of these factors are beyond our ability to control or predict.  You should not unduly rely on any of our forward-looking statements.  These statements speak only as of the date of this prospectus.  Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect future events or developments.  All subsequent written and oral forward-looking statements attributable to us and persons acting on our behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this prospectus.

Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, such expectations may prove to be materially incorrect due to known and unknown risks and uncertainties.

You are urged to consider closely the disclosure in our 2015 Annual Report on Form 10-K, in particular the factors described under the caption “Risk Factors,” as well as the disclosure in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016.

Additionally, the SEC requires oil and gas companies, in filings made with the SEC, to disclose proved reserves, which are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs, under existing economic conditions, operating methods and governmental regulations.  The SEC permits the optional disclosure of “probable” and “possible” reserves.  From time to time, we may elect to disclose probable reserves and possible reserves, excluding their valuation, in our SEC filings, press releases and investor presentations.  The SEC defines “probable” reserves as “those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are likely as not to be recovered.”  The SEC defines “possible” reserves as “those additional reserves that are less certain to be recovered than probable reserves.”  The Company applies these definitions when estimating probable and possible reserves. Statements of reserves are only estimates and may not correspond to the ultimate quantities of oil and gas recovered.  Any reserves estimates or potential resources disclosed in our public filings, press releases and investor presentations that are not specifically designated as being estimates of proved reserves may include estimated reserves not necessarily calculated in accordance with, or contemplated by, the SEC’s reserves reporting guidelines.

SEC rules prohibit us from including resource estimates in our public filings with the SEC.  Our potential resource estimates include estimates of hydrocarbon quantities for (i) new areas for which we do not have sufficient information to date to classify as proved, probable or possible reserves, (ii) other areas to take into account the level of certainty of recovery of the resources and (iii) uneconomic proved, probable or possible reserves.  Potential resource estimates do not take into account the certainty of resource recovery and are therefore not indicative of the expected future recovery and should not be relied upon for such purpose. Potential resources might never be recovered and are contingent on exploration success, technical improvements in drilling access, commerciality and other factors.  We sometimes include estimates of quantities of oil and gas using certain terms, such as “resource,” “resource potential,” “EUR,” “oil in place,” or other descriptions of volumes of reserves, which terms include quantities of oil and gas that may not meet the SEC definition of proved, probable and possible reserves.  These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being recovered.  The Company believes its potential resource estimates are reasonable, but such estimates have not been reviewed by independent engineers.  Furthermore, estimates of potential resources may change significantly as development provides additional data, and actual quantities that are ultimately recovered may differ substantially from prior estimates.

Production rates, including 24‐hour peak IP rates, 30‐day peak IP rates, 90‐day peak IP rates and 120‐day peak IP rates, for both our wells and for those wells that are located near to our properties are limited data points in each well’s productive history.  These rates are sometimes actual rates and sometimes extrapolated or normalized rates.  As such the rates for a particular well may change as additional data becomes available.  Peak production rates are not necessarily indicative or predictive of future production rates, EUR or economic rates of return from such wells and should not be relied upon for such purpose.  Equally, the way we calculate and report peak IP rates and the methodologies employed by others may not be consistent, and thus the values reported may not be directly and meaningfully comparable.  Lateral lengths described are indicative only. Actual completed lateral lengths depend on various considerations such as lease‐line offsets. Standard length laterals, sometimes referred to as 5,000 foot laterals, are laterals with completed length generally between 4,000 feet and 5,500 feet.  Mid‐length laterals, sometimes referred to as 7,500 foot laterals, are laterals with completed length generally between 6,500 feet and 8,000 feet. Long laterals, sometimes referred to as 10,000 foot laterals, are laterals with completed length generally longer than 8,000 feet.

THE COMPANY

We are a publicly traded, independent oil and gas company with assets located primarily in the Delaware Basin in West Texas and the Paradox Basin in southeast Utah.  Our development activity is focused on our 19,989 gross (16,331 net) operated acreage position in what we believe to be the core of the Wolfcamp horizontal play in northern Reeves County, Texas.  Our corporate strategy is to drive organic growth in reserves, production and cash flow through development of our Reeves County acreage and opportunistic bolt-on acquisitions in the Delaware Basin while continuing to focus on improving margins in our Paradox Basin properties while de-risking certain future growth projects through selectively targeted capital investment.

On October 7, 2016, the Company consummated the acquisition of certain oil and gas interests in the Delaware Basin in Reeves County, Texas from Firewheel Energy, LLC (the “Firewheel Properties”), for an aggregate consideration of $135 million, consisting of $90 million in cash and 2,114,523 shares of Common Stock of the Company (the “Delaware Basin Acquisition”).

Also on October 7, 2016, the Company sold 62,500 shares of the Company’s 8⅛% Series B Cumulative Perpetual Convertible Preferred Stock, par value $0.0001 per share, in exchange for total net proceeds, before offering expenses, of approximately $60.0 million.

We expect that our 2016 drilling program will keep the current drilling rig we have under contract utilized through year-end.  Subject to approval by our Board of Directors (our “Board”), management’s plan is to accelerate development of what we estimate are more than 300 gross potential Wolfcamp A and B drilling locations. The number of wells and the pace of drilling in 2017 and beyond will primarily be a function of our liquidity, which is substantially influenced by commodity prices and production levels.

In the Paradox Basin in southeast Utah, we operate a large enhanced oil recovery project in Aneth Field. Aneth Field is estimated to contain approximately 1.5 billion barrels of original oil in place and is estimated to have produced in excess of 444 million barrels since its discovery in the mid 1950s.  We have operated all of Aneth Field since 2006 and have actively expanded the CO2 flood begun by previous operators in the mid 1980s.  In the current commodity price environment, ongoing investment in Aneth has been limited and we have focused our attention on reducing operating costs and improving production reliability.

Our Strategies and Our Competitive Strengths

Business Strategies

Organically Grow Reserves, Production and Cash Flow. Our primary business strategy is to generate growth in reserves, production and cash flow through organic development of the Wolfcamp formation within our Reeves County, Texas, assets in the Delaware Basin.

Focus on the Profitability of Aneth Field. We will continue to focus on cost control and production maintenance in our Aneth Field properties. In addition, we expect to develop a strategy to de‐risk additional growth opportunities in the field.  We anticipate that these efforts will involve the use of third‐party capital and may ultimately result in a reduction of our working interest in the field.

Improve Corporate Profitability. We will continue to focus on improving the profitability of the Company through a multi‐pronged strategy, including, (a) improved unit operating costs resulting from increased production in lower cost areas and divestitures of higher cost properties, (b) improved well economics as we continue to focus on drilling efficiencies, shift to infill drilling which leverages existing infrastructure and realize economies from a larger sustained drilling program, and (c) focus on improving overhead expenses per unit of production and optimizing efficiency within our corporate organization.

Divest of Non‐Core Assets. We have engaged a financial advisor to market our producing properties in southeast New Mexico. These non‐core assets do not contribute to our organic growth strategy. We intend to utilize the proceeds of any disposition to reduce leverage, which we expect will ultimately enable us to accelerate drilling in Reeves County.

Pursue Acquisition Opportunities in Delaware Basin. We will continue to seek out attractive opportunities to expand our acreage and inventory of development locations through strategic acquisitions relying on our more than five year operating history in the Delaware Basin and our strong technical team to identify the best opportunities. The Delaware Basin Acquisition was one such opportunity.

Strategically Use Equity to Reduce Leverage. The Delaware Basin Acquisition was financed with a significant issuance of both common and convertible preferred equity. As we look at additional acquisition opportunities, we will continue to consider the possibility of utilizing equity as consideration or a financing alternative. In addition, should the circumstances warrant, we may consider future issuances of equity to reduce leverage or to finance increased drilling activity.

Competitive Strengths

We have a number of strengths that we believe will help us successfully execute our 2016 and longer term business strategies, including:

Multi‐year Portfolio of Significant Organic Drilling and Development Opportunities in One of the Premier U.S. Oil and Gas Producing Basins. We have a significant inventory of drilling and development locations in Reeves County, Texas, in the core of the Delaware Basin portion of the Permian Basin. This part of the Delaware Basin is a premier U.S. onshore oil and gas resource. Based only on zones that have established production from our and nearby horizontal wells, we have identified a substantial inventory of over 300 gross horizontal well locations in the Wolfcamp A and B. We believe that this inventory will allow us to grow our reserves and production, while generating attractive rates of return at current commodity price projections and our current projected cost structure. Recent developments in the area lead us to conclude that we may be able to increase our drilling opportunity inventory through tighter spacing and increasing the number of productive horizons above and below existing producing zones.

Operational Staff with Deep Expertise; Operating Control of Our Properties. Our operating and technical staff has significant experience in the drilling, completing and operating of horizontal wells. This expertise has led to cost and production enhancements, particularly in Reeves County. The work of our drilling team has led to reductions in drilling days and larger completion designs which we believe ultimately result in more productive and economic wells. Because we are the operator of substantially all of our properties we have the ability to more directly control the timing, scope and costs of our activity.

Stable Long‐lived Oil Production from Aneth Field. Our field staff has been operating Aneth Field since before its purchase by the Company. Aneth Field has exhibited a long, shallow decline. With only modest capital expenditures, production has remained essentially flat over the last eight quarters. Because Aneth Field is held by production, it can serve as a long term source of production and cash flow.

RISK FACTORS

An investment in the securities offered in this prospectus involves a high degree of risk. For a discussion of the factors you should carefully consider before deciding to purchase these securities, please consider the risk factors described in the documents we incorporate by reference, including those in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, as well as those that may be included in the applicable prospectus supplement and other information incorporated by reference in the applicable prospectus supplement. Also, please read “Cautionary Statement Regarding Forward-Looking Statements” on page 3 of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The table below reflects the ratio of earnings to fixed charges for Resolute for the periods presented.

We have computed the ratio of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, “earnings” consist of the sum of income from continuing operations before income taxes and fixed charges (exclusive of interest capitalized). “Fixed charges” consist of interest expensed and capitalized and an estimate of the interest within rental expense.

Nine Months Ended September 30,	Fiscal Year Ended December 31,
2016	2015	2014	2013	2012	2011
*	*	*	*	2.0	7.4

*

Ratio was less than 1.0.  For the nine months ended September 30, 2016, the coverage deficiency was $142.5 million.  For the fiscal years ended December 31, 2015, December 31, 2014 and December 31, 2013, the coverage deficiency was $770.6 million, $40.9 million, $197.0 million, respectively.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds for general corporate purposes, including without limitation, the repayment or refinancing of outstanding debt, working capital and/or capital expenditures.

PLAN OF DISTRIBUTION

We may offer all or a portion of the securities directly to one or more purchasers or through brokers, dealers or underwriters who may act solely as agents or may acquire common stock as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed.  We may offer securities in the same offering, or we may offer securities in separate offerings. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the offeror(s) of the securities;
•	the terms of the securities to which the prospectus supplement relates;
•	the name or names of any underwriters;
•	the purchase price of the securities and the proceeds to be received from the sale;
•	any underwriting discounts and other items constituting underwriters’ compensation; and
•	any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase securities will be subject to the conditions precedent agreed to by the parties and the underwriters will be obligated to purchase all the securities of a class or series if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on an existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.

Securities may be sold directly by our company or through agents designated by our company from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by our company to any agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by eligible institutions to purchase securities from our company at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of these contracts will be set forth in the applicable prospectus supplement.

Agents and underwriters may be entitled to indemnification by our company against some civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make relating to these liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, our company in the ordinary course of business.

Each class or series of securities other than the common shares will be a new issue of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. There may be limited liquidity in the trading market for any such securities.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. Because the terms of a specific series of debt securities may vary from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that varies from any information below.

We may issue senior notes under a senior indenture to be entered into among, us, and a trustee to be named in the senior indenture and, if guaranteed, the subsidiary guarantors named therein. We may issue subordinated notes under a subordinated indenture to be entered into among us, and a trustee to be named in the subordinated indenture and, if guaranteed, the subsidiary guarantors named therein. We have filed forms of these documents as exhibits to the registration statement which includes this prospectus. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939 (the “Trust Indenture Act”). We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable. We urge you to read the indenture applicable to your investment because the indenture, and not this section, defines your rights as a holder of debt securities.

The debt securities may be guaranteed by certain of our U.S. subsidiaries.

The following summaries of material provisions of senior notes, subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical in all material respects.

General

The senior debt securities will have the same ranking as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated and junior to all senior indebtedness.

The debt securities may be issued in one or more separate series of senior debt securities and/or subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the debt securities;
•	any limit upon the aggregate principal amount of the debt securities;
•	the date or dates, or the method of determining the dates, on which the debt securities will mature;
•	the interest rate or rates of the debt securities, or the method of determining those rates, the interest payment dates and, for registered debt securities, the regular record dates;
•	if a debt security is issued with original issue discount, the yield to maturity;

•	the places where payments may be made on the debt securities;
•	any mandatory or optional redemption provisions applicable to the debt securities;
•	any sinking fund or analogous provisions applicable to the debt securities;
•

whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

•	whether the notes will be guaranteed by certain, or all of, our subsidiaries;
•	whether the notes and/or any guarantees will be senior or subordinated;
•	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;
•	the portion of the principal amount of the debt security payable upon the acceleration of maturity if other than the entire principal amount of the debt securities;
•	any deletions of, or changes or additions to, the events of default or covenants applicable to the debt securities;
•

if other than U.S. dollars, the currency or currencies in which payments of principal, premium and/or interest on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

•	the method of determining the amount of any payments on the debt securities which are linked to an index;
•	whether the debt securities will be issued in fully registered form without coupons;
•	or any combination of these, and whether they will be issued in the form of one or more global securities in temporary or definitive form;
•

whether the debt securities will be convertible or exchangeable into or for common stock, preferred stock or other debt securities and the conversion price or exchange ratio, the conversion or exchange period and any other conversion or exchange provisions;

•	any terms relating to the delivery of the debt securities if they are to be issued upon the exercise of warrants; and
•	any other specific terms of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, (1) the debt securities will be registered debt securities and (2) debt securities denominated in U.S. dollars will be issued, in the case of registered debt securities, in denominations of $1,000 or an integral multiple of $1,000. Debt securities may bear legends required by United States federal tax law and regulations.

If any of the debt securities are sold for any foreign currency or currency unit or if any payments on the debt securities are payable in any foreign currency or currency unit, the prospectus supplement will contain any restrictions, elections, tax consequences, specific terms and other information with respect to the debt securities and the foreign currency or currency unit.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest during all or a part of the time that these debt securities are outstanding or bear interest at below-market rates and will be sold at a discount below their stated principal amount at maturity. The prospectus supplement will also contain special tax, accounting or other information relating to original issue discount securities or relating to other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than U.S. dollars.

Exchange, Registration and Transfer

Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency maintained by our company for these purposes, without the payment of any service charge, except for any tax or governmental charges. The senior trustee initially will be the designated security registrar in the United States for the senior debt securities. The subordinated trustee initially will be the designated security registrar in the United States for the subordinated debt securities.

In the event of any redemption in part of any class or series of debt securities, we will not be required to:

•

issue, register the transfer of, or exchange, debt securities of any series between the opening of business 15 days before any selection of debt securities of that series to be redeemed and the close of business on the day of mailing of the relevant notice of redemption; or

•	register the transfer of, or exchange, any registered debt security selected for redemption, in whole or in part, except the unredeemed portion of any registered debt security being redeemed in part.

Payment and Paying Agent

We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of a designated paying agent.

Global Securities

A global security represents one or any other number of individual debt securities. Generally all debt securities represented by the same global securities will have the same terms. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities that are issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be registered holder of the debt security, but an indirect holder of a beneficial interest in the global security.

Definitive Global Securities

U.S. Book-Entry Securities. Debt securities of a series represented by a definitive global registered debt security and deposited with or on behalf of a depositary in the United States will be represented by a definitive global debt security registered in the name of the depositary or its nominee. Upon the issuance of a global debt security and the deposit of the global debt security with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts represented by that global debt security to the accounts of participating institutions that have accounts with the depositary or its nominee. The accounts to be credited shall be designated by the underwriters or agents for the sale of U.S. book-entry debt securities or by us, if these debt securities are offered and sold directly by us.

Ownership of U.S. book-entry debt securities will be limited to participants or persons that may hold interests through participants. In addition, ownership of U.S. book-entry debt securities will be evidenced only by, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee for the definitive global debt security or by participants or persons that hold through participants.

So long as the depositary or its nominee is the registered owner of a global debt security, that depositary or nominee, as the case may be, will be considered the sole owner or holder of the U.S. book-entry debt securities represented by that global debt security for all purposes under the indenture. Payment of principal of, and premium and interest, if any, on, U.S. book-entry debt securities will be made to the depositary or its nominee as the registered owner or the holder of the global debt security representing the U.S. book-entry debt securities. Owners of U.S. book-entry debt securities:

•	will not be entitled to have the debt securities registered in their names;
•	will not be entitled to receive physical delivery of the debt securities in definitive form; and
•	will not be considered the owners or holders of the debt securities under the indenture.

The laws of some jurisdictions require that purchasers of securities take physical delivery of securities in definitive form. These laws impair the ability to purchase or transfer U.S. book-entry debt securities.

We expect that the depositary for U.S. book-entry debt securities of a series, upon receipt of any payment of principal of, or premium or interest, if any, on, the related definitive global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global debt security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, and will be the responsibility of those participants.

Consolidation, Merger, Sale or Conveyance

We may, without the consent of the holders of the debt securities, merge into or consolidate with any other person, or convey or transfer all or substantially all of our company’s properties and assets to another person provided that the successor assumes on the same terms and conditions all the obligations under the debt securities and the indentures.

The remaining or acquiring person will be substituted for our company in the indentures with the same effect as if it had been an original party to the indenture. A prospectus supplement will describe any other limitations on the ability of our company to merge into, consolidate with, or convey or transfer all or substantially all of our properties and assets to, another person.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any class or series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash and/or U.S. government obligations to pay all the principal, interest and any premium due to the stated maturity or redemption date of the debt securities and comply with the other conditions set forth in the applicable indenture. The principal conditions that we must satisfy to discharge our obligations on any debt securities are (1) pay all other sums payable with respect to the applicable series of debt securities and (2) deliver to the trustee an officers’ certificate and an opinion of counsel that state that the required conditions have been satisfied.

Each indenture contains a provision that permits our company to elect to be discharged from all of our obligations with respect to any class or series of debt securities then outstanding. However, even if we affect a legal defeasance, some of our obligations will continue, including obligations to:

•	maintain and apply money in the defeasance trust,
•	register the transfer or exchange of the debt securities,
•	replace mutilated, destroyed, lost or stolen debt securities, and
•	maintain a registrar and paying agent in respect of the debt securities.

The indentures specify the types of U.S. government obligations that we may deposit.

Events of Default, Notice and Waiver

Each indenture defines an event of default with respect to any class or series of debt securities as one or more of the following events:

•	failure to pay interest on any debt security of the class or series for 90 days when due;
•	failure to pay the principal or any premium on any debt securities of the class or series when due;
•	failure to make any sinking fund payment when due;
•	failure to perform any other covenant in the debt securities of the series or in the applicable indenture with respect to debt securities of the series for 90 days after being given notice; and
•	occurrence of an event of bankruptcy, insolvency or reorganization set forth in the indenture.

An event of default for a particular class or series of debt securities does not necessarily constitute an event of default for any other class or series of debt securities issued under an indenture.

If any event of default as to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series may declare all the debt securities to be due and payable immediately.

The holders of a majority in aggregate principal amount of the debt securities then outstanding by notice to the trustee may on behalf of the holders of all of the debt securities of that series waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of that series.

Each indenture requires the trustee to, within 90 days after the occurrence of a default known to it with respect to any outstanding series of debt securities, give the holders of that class or series notice of the default if uncured or not waived. However, the trustee may withhold this notice if it determines in good faith that the withholding of this notice is in the interest of those holders, except that the trustee may not withhold this notice in the case of a payment default. The term “default” for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an event of default with respect to debt securities of that series.

Other than the duty to act with the required standard of care during an event of default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable security and indemnity. Each indenture provides that the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee if the direction would not conflict with any rule of law or with the indenture. However, the trustee may take any other action that it deems proper which is not inconsistent with any direction and may decline to follow any direction if it in good faith determines that the directed action would involve it in personal liability.

Each indenture includes a covenant that we will file annually with the trustee a certificate of no default, or specifying any default that exists.

Modification of the Indentures

We and the applicable trustee may modify an indenture without the consent of the holders for limited purposes, including adding to our covenants or events of default, establishing forms or terms of debt securities, curing ambiguities and other purposes which do not adversely affect the holders in any material respect.

We and the applicable trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series. However, without the consent of each affected holder, no modification may:

•	change the stated maturity of any debt security;
•	reduce the principal, premium, if any, or rate of interest on any debt security; or
•	reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or waiver under the indenture.

Notices

Notice to holders of registered debt securities will be given by mail to the addresses of those holders as they appear in the security register.

Replacement of Securities Coupons

Debt securities or coupons that have been mutilated will be replaced by our company at the expense of the holder upon surrender of the mutilated debt security or coupon to the security registrar. Debt securities or coupons that become destroyed, stolen, or lost will be replaced by our company at the expense of the holder upon delivery to the security registrar of evidence of its destruction, loss, or theft satisfactory to our company and the security registrar. In the case of a destroyed, lost, or stolen debt security or coupon, the holder of the debt security or coupon may be required to provide reasonable security or indemnity to the trustee and our company before a replacement debt security will be issued.

Governing Law

The indentures, the debt securities and the coupons will be governed by, and construed under, the laws of the State of New York.

Concerning the Trustees

We may from time to time maintain lines of credit, and have other customary banking relationships, with any of the trustees.

Senior Debt Securities

The senior debt securities will rank equally with all of our company’s other unsecured and non-subordinated debt.

Certain Covenants in the Senior Indenture

The prospectus supplement relating to a series of senior debt securities will describe any material covenants in respect of that series of senior debt securities.

Subordinated Debt Securities

The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate in right of payment to all senior indebtedness. In addition, claims of creditors generally will have priority with respect to the assets and earnings of our subsidiaries over the claims of our creditors, including holders of the subordinated debt securities, even though those obligations may not constitute senior indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors, including trade creditors with regard to the assets of our subsidiaries. Creditors of our subsidiaries include trade creditors, secured creditors and creditors holding guarantees issued by our subsidiaries.

Unless otherwise specified in a prospectus supplement, senior indebtedness shall mean the principal of, premium, if any, and interest on, all indebtedness for money borrowed by our company and any deferrals, renewals, or extensions of any senior indebtedness. Indebtedness for money borrowed by our company includes all indebtedness of another person for money borrowed that we guarantee, other than the subordinated debt securities, whether outstanding on the date of execution of the subordinated indenture or created, assumed or incurred after the date of the subordinated indenture. However, senior indebtedness will not include any indebtedness that expressly states to have the same rank as the subordinated debt securities or to rank junior to the subordinated debt securities. Senior indebtedness will also not include:

•	any of our obligations to our subsidiaries; and
•	any liability for federal, state, local or other taxes owed or owing by our company.

The senior debt securities constitute senior indebtedness under the subordinated indenture. A prospectus supplement will describe the relative ranking among different series of subordinated debt securities.

Unless otherwise specified in a prospectus supplement, we may not make any payment on the subordinated debt securities and may not purchase, redeem, or retire any subordinated debt securities if any senior indebtedness is not paid when due or the maturity of any senior indebtedness is accelerated as a result of a default, unless the default has been cured or waived and the acceleration has been rescinded or the senior indebtedness has been paid in full. We may, however, pay the subordinated debt securities without regard to these limitations if the subordinated trustee and our company receive written notice approving the payment from the representatives of the holders of senior indebtedness with respect to which either of the events set forth above has occurred and is continuing. Unless otherwise specified in a prospectus supplement, during the continuance of any default with respect to any designated senior indebtedness under which its maturity may be accelerated immediately without further notice or the expiration of any applicable grace periods, we may not pay the subordinated debt securities for 90 days after the receipt by the subordinated trustee of written notice of a default from the representatives of the holders of designated senior indebtedness. If the holders of designated senior indebtedness or the representatives of those holders have not accelerated the maturity of the designated senior indebtedness at the end of the 90 day period, we may resume payments on the subordinated debt securities. Only one notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to designated senior indebtedness during that period.

In the event that we pay or distribute our company’s assets to creditors upon a total or partial liquidation, dissolution or reorganization of our company or our company’s property, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment. Until the senior indebtedness is paid in full, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness as their interests may appear. However, holders of subordinated debt securities will be permitted to receive distributions of shares and debt securities subordinated to the senior indebtedness. If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, the holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness, and pay it over to them as their interests may appear.

If payment of the subordinated debt securities is accelerated because of an event of default, either we or the subordinated trustee will promptly notify the holders of senior indebtedness or the representatives of the holders of the acceleration. We may not pay the subordinated debt securities until five business days after the holders or the representatives of the senior indebtedness receive notice of the acceleration. Afterwards, we may pay the subordinated debt securities only if the subordination provisions of the subordinated indenture otherwise permit payment at that time.

As a result of the subordination provisions contained in the subordinated indenture, in the event of insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities. In addition, our creditors who are not holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of subordinated indebtedness.

The prospectus supplement relating to a series of subordinated debt securities will describe any material covenants in respect of any series of subordinated debt securities.

Conversion or Exchange

We may issue debt securities that we may convert or exchange into common stock or other securities, property or assets. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of common stock or other securities, property or assets you would receive would be issued or delivered.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

Our subsidiaries may issue full and unconditional guarantees of debt securities that we offer in any prospectus supplement. Each guarantee will be issued under a supplement to an indenture. The prospectus supplement relating to a particular issue of guarantees will describe the terms of those guarantees, including the following:

•	the series of debt securities to which the guarantees apply;
•	whether the guarantees are secured or unsecured;
•	whether the guarantees are senior or subordinate to other guarantees or debt;
•	the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and
•	the additional terms of the guarantees.

DESCRIPTION OF COMMON STOCK

Authorized and Outstanding

We are authorized to issue up to 45,000,000 shares of common stock, par value $0.0001 per share, of which 17,566,227 shares are outstanding as of October 31, 2016.

Dividend Rights

Holders of our common stock may receive dividends when, as and if declared by our Board of Directors (the “Board”) out of the assets legally available for that purpose and subject to the preferential dividend rights of any other classes or series of stock of our company.

Declaration and payment of any dividend are subject to the discretion of our Board.  The timing and amount of dividends will be dependent upon our financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs and restrictions in our debt instruments, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders and other factors.

There are no restrictions in our Amended and Restated Certificate of Incorporation (our “Charter”) or Amended and Restated Bylaws (our “Bylaws”) that prevent us from declaring dividends on our common stock; however, we are currently prohibited from declaring dividends under our Revolving Credit Facility and our Secured Term Loan Facility.  We may also enter into credit agreements or other borrowing arrangements in the future that restrict or limit our ability to pay cash dividends on our common stock.  We have not paid any cash dividends on our common stock since our inception.  We do not anticipate paying any cash dividends on our common stock in the foreseeable future, as we currently intend to reinvest our earnings to finance the expansion of our business.

Voting Rights

Holders of our common stock are entitled to one vote per share in all matters as to which holders of common stock are entitled to vote.  Holders of not less than a majority of all of the shares of the stock entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law.

Election of Directors

Our Board is elected to staggered terms, with each class of directors standing for election every three years.  Directors are elected by a plurality of the votes cast by the holders of our common stock in a meeting at which a quorum is present.  “Plurality” means that the individuals who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be chosen at the meeting.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, holders of our common stock have the right to receive ratably and equally all of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.

Redemption

The Company’s common stock is not redeemable or convertible.

Other Provisions

All outstanding common stock is fully paid and non-assessable.

This section is a summary and may not describe every aspect of our common stock that may be important to you.  We urge you to read the documents incorporated by reference herein and applicable Delaware law, our Charter and Bylaws, because they, and not this description, define your rights as a holder of our common stock.  See “Where You Can Find More Information” on page 1 of this prospectus for information on how to obtain copies of these documents.

Anti-Takeover Effects of Certain Provisions of our Charter and Bylaws

Some provisions of our Charter and Bylaws contain provisions that could make it more difficult to acquire the Company by means of a merger, tender offer, proxy contest or otherwise, or to remove our incumbent officers and directors.  These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids.  These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with our Board.  We believe that the benefits of increasing our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging such proposals because negotiation of such proposals could result in an improvement of their terms.

Undesignated Preferred Stock

The ability to authorize and issue undesignated preferred stock may enable our Board to render more difficult or discourage an attempt to change control of the Company by means of a merger, tender offer, proxy contest or otherwise.  For example, if in the due exercise of its fiduciary obligations, our Board were to determine that a takeover proposal is not in our best interest, our Board could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group.

Classified Board of Directors

Our Charter provides for a Board divided into three classes and serving staggered, three-year terms. Approximately one-third of our Board are elected each year.  This classified Board provision could discourage a third party from making a tender offer for our shares of capital stock or attempting to obtain control of the Company.  It could also delay stockholders who do not agree with the policies of our Board from removing a majority of our Board for two years.

Removal of Director

Our Charter provides that members of our Board may only be removed by the affirmative vote of holders of at least a majority of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

Stockholder Meetings

Our Charter and Bylaws provide that a special meeting of stockholders may be called only by the chairman of the Board of Directors, the chief executive officer, the president or by a resolution adopted by a majority of the Board of Directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board.

Stockholder Action by Written Consent

Our Charter and Bylaws provide that, except as may otherwise be provided with respect to the rights of the holders of preferred stock, no action that is required or permitted to be taken by the Company’s stockholders at any annual or special meeting may be effected by written consent of stockholders in lieu of a meeting of stockholders.  This provision, which may not be amended except by the affirmative vote of at least 66 2/3% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, makes it difficult for stockholders to initiate or effect an action by written consent that is opposed by our Board.

Amendment of the Bylaws

Under Delaware law, the power to adopt, amend or repeal bylaws is conferred upon the stockholders.  A corporation may, however, in its certificate of incorporation also confer upon the Board of Directors the power to adopt, amend or repeal bylaws.  Our Charter and Bylaws grant our Board the power to adopt, amend and repeal our Bylaws at any regular or special meeting of our Board on the affirmative vote of a majority of the directors then in office.  The Company’s stockholders may adopt, amend or repeal the Company’s bylaws but only at any regular or special meeting of stockholders by an affirmative vote of holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

Amendment of the Certificate of Incorporation

Our Charter provides that, in addition to any other vote that may be required by law or any preferred stock designation, the affirmative vote of the holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, is required to amend, alter or repeal, or adopt any provision as part of the Company’s Charter inconsistent with the current provisions of the Company’s Charter dealing with the Board, Bylaws, meetings of the Company’s stockholders or amendment of the Company’s Charter.

The provisions of our Charter and Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts.  These provisions may also have the effect of preventing changes in our management.  It is possible that these provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Delaware Anti-Takeover Law

Our company is a Delaware corporation subject to the provisions of Section 203 of the DGCL, an anti-takeover law.  In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

Section 203 defines a “business combination” as a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder.  Section 203 defines an “interested stockholder” as a person who, together with affiliates and associates, owns, or, in some cases, within three years prior, did own, 15% or more of the corporation’s voting stock.  Under Section 203, a business combination between us and an interested stockholder is prohibited unless:

•	our Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder prior to the date the person attained the status;
•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors or officers and issued pursuant to employee stock plans, under which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

•

the business combination is approved by our Board on or subsequent to the date the person became an interested stockholder and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

This provision has an anti-takeover effect with respect to transactions not approved in advance by our Board, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock.  With approval of our stockholders, we could amend our Charter in the future to elect not to be governed by the anti-takeover law.

Rights Plan

In May 2016, the Board adopted a rights plan (the “Rights Plan”) and declared a dividend of one preferred share purchase right (a “Right”) for each share of common stock held by stockholders of record on May 27, 2016. The Board also authorized and directed the issuance of one Right with respect to each share of common stock issued after May 27, 2016, until the earlier of the Rights’ exercisability and the redemption or expiration of the Rights. Each Right, when exercisable, entitles its holder to purchase from the Company five one‐thousandths of a share of Series A Junior Participating Preferred Stock (subject to certain adjustments) for $4.50 per one‐thousandth (subject to certain purchase price adjustments). Five one‐thousandths of a share of Series A Junior Participating Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as would one share of common stock. The Rights will generally separate from the common stock and become exercisable if any person or group acquires or announces a tender offer to acquire beneficial ownership of 20% or more of our outstanding common stock. The Rights will automatically be exercised and exchanged for common stock on a one‐for‐one basis if any person or group, but for the Rights Plan, would acquire beneficial ownership of 35% or more of our outstanding voting securities. However, all of the Rights may be redeemed by the Board for $0.005 per Right (subject to adjustment upon a stock split or stock dividend of common stock) at any time prior to their exercisability.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue up to 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, there are no shares of preferred stock outstanding. Shares of preferred stock are issuable in such series as determined by the board of directors, who have the authority to determine the relative rights and preferences of each such series without further action by stockholders.

The issuance of preferred stock could adversely affect the voting power of holders of our common stock, and the likelihood that preferred holders will receive dividend and liquidation preferences may have the effect of delaying, deferring or preventing a change in control of Resolute, which could depress the market price of our common stock. Unless otherwise indicated in the prospectus supplement, all shares of preferred stock to be issued from time to time under this prospectus will be fully paid and nonassessable.

The prospectus supplement relating to the preferred stock offered will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

•	the number of shares of preferred stock offered and the offering price of the preferred stock;
•	the title and stated value of the preferred stock;
•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation of such rates, periods or dates applicable to the preferred stock;
•	the date from which dividends on the preferred stock will accumulate, if applicable;
•	the liquidation rights of the preferred stock;

•	the procedures for auction and remarketing, if any, of the preferred stock;
•	the sinking fund provisions, if applicable, for the preferred stock;
•	the redemption provisions, if applicable, for the preferred stock;
•

whether the preferred stock will be convertible into or exchangeable for other securities and, if so, the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same);

•	whether the preferred stock will have voting rights and the terms of such voting rights, if any;
•	whether the preferred stock will be listed on any securities exchange;
•	whether the preferred stock will be issued with any other securities and, if so, the amount and terms of these securities; and
•	any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

8⅛% Series B Cumulative Perpetual Convertible Preferred Stock

On October 7, 2016, we issued 62,500 shares of our 8⅛% Series B Cumulative Perpetual Convertible Preferred Stock, par value $0.0001 per share (our “Convertible Preferred Stock”).  Each share of Convertible Preferred Stock has a liquidation preference of $1,000 per share and is convertible, at the holder’s option at any time, initially into 33.8616 shares of the Company’s common stock (which is equivalent to an initial conversion price of approximately $29.53 per share of common stock), subject to specified adjustments and limitations as set forth in the Certificate of Designations filed with the Secretary of State of the State of Delaware.  Under certain circumstances, the Company will increase the conversion rate upon a “fundamental change” as described in the Certificate of Designations.  Based on the initial conversion rate, 2,116,350 shares of the Company’s common stock would be issuable upon conversion of all of the Convertible Preferred Stock.

Holders of the Convertible Preferred Stock are entitled to receive, when, as and if declared by the Company’s board of directors, cumulative dividends, payable in cash, at an annual rate of 8⅛% on the $1,000 liquidation preference per share of the Convertible Preferred Stock, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning on January 15, 2017.

At any time on or after October 15, 2021, the Company may, at its option, give notice of its election to cause all outstanding shares of Convertible Preferred Stock to be automatically converted into shares of the Company’s common stock at the conversion rate, if the closing sale price of the Company’s common stock equals or exceeds 150% of the conversion price for at least 20 trading days in a period of 30 consecutive trading days, as described in the Certificate of Designations.

Except as required by law or the Certificate of Incorporation, which includes the Certificate of Designations, the holders of Convertible Preferred Stock have no voting rights (other than with respect to certain matters regarding the Convertible Preferred Stock or when dividends payable on the Convertible Preferred Stock have not been paid for an aggregate of six or more quarterly dividend periods, whether or not consecutive, as provided in the Certificate of Designations).

Upon the Company’s voluntary or involuntary liquidation, winding-up or dissolution, each holder of Convertible Preferred Stock will be entitled to receive a liquidation preference in the amount of $1,000 per share of Convertible Preferred Stock, plus an amount equal to accrued and unpaid dividends on the shares to but excluding the date fixed for liquidation, winding-up or dissolution, to be paid out of the Company’s assets legally available for distribution to the Company’s stockholders, after satisfaction of liabilities to the Company’s creditors and distributions to holders of shares of senior stock and before any payment or distribution is made to holders of junior stock (including the Company’s common stock).

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common stock, preferred stock or other securities. Warrants may be issued independently or together with debt securities, common stock, preferred stock or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

You should refer to the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of warrants for the complete terms of the warrant agreement.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, or the right to vote such underlying securities.

DESCRIPTION OF RIGHTS

We may issue rights to purchase debt securities, preferred stock, common stock or depositary shares. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•	the date of determining the stockholders entitled to the rights distribution;
•	the number of rights issued or to be issued to each stockholder;

•	the exercise price payable for each share of debt securities, preferred stock, common stock or other securities issued upon the exercise of the rights;
•	the number and terms of the shares of debt securities, preferred stock, common stock or other securities which may be purchased per each right;
•	the extent to which the rights are transferable;
•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;
•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;
•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and
•	any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock or preferred stock, warrants or any combination of such securities. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

•	the designation and terms of the units and the securities included in the units;
•	any provision for the issuance, payment, settlement, transfer or exchange of the units;
•	the date, if any, on and after which the units may be transferable separately;
•	whether we will apply to have the units traded on a securities exchange or securities quotation system;
•	any material United States federal income tax consequences; and
•	how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

DESCRIPTION OF DEPOSITARY SHARES

The following summarizes some of the general provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed in a prospectus supplement. You should read the particular terms of any depositary shares and any depositary receipts that are offered by us and any deposit agreement relating to a particular series of preferred stock which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. A form of deposit agreement, including the form of depositary receipt, will be filed as an exhibit to the registration statement of which this prospectus forms a part.

General

We may, at our option, elect to offer fractional shares or multiple shares of preferred stock, rather than whole individual shares of preferred stock. If we decide to do so, we will issue the preferred stock in the form of depositary shares. Each depository share will represent a fraction or multiple of a share of a particular series of preferred stock and will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of preferred stock in accordance with the terms of the prospectus supplement or other offering materials.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the underlying preferred stock in proportion to the number of the depositary shares owned by the holders.

The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to these distributions. If the preferred stock depositary determines that it is not feasible to make a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Conversion or Exchange of Preferred Stock

If a series of preferred stock represented by depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption of Preferred Stock

If we redeem a series of preferred stock represented by depositary shares, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the applicable series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary decides.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by those depositary shares after surrendering the related depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the prospectus supplement or other offering materials for that series of preferred stock.

However, holders of whole shares of preferred stock will not be entitled to deposit that preferred stock under the deposit agreement or to receive depositary shares for that preferred stock after withdrawal. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time new depositary receipts evidencing the excess number of depositary shares.

Voting Deposited Preferred Stock

When the preferred stock depositary receives notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the applicable series of preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. To the extent possible, the preferred stock depositary will vote the amount of the series of preferred stock represented by depositary shares in accordance with the instructions it receives.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing that series of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters the existing rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Holders who retain their depositary shares after the amendment becomes effective will be deemed to agree to the amendment and will be bound by the amended deposit agreement. The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed;
•	each share of preferred stock has been converted into or exchanged for common stock; or
•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Resolute.

We may terminate the deposit agreement at any time and the preferred stock depositary will give notice of that termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In that event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of the related depositary receipts, the number of whole or fractional shares of the related series of preferred stock as are represented by those depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

No fees, charges and expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar will be payable by any person other than us, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of depositary shares or other person, that holder or other person will be liable for those fees, charges and expenses.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary. Any resignation or removal will take effect upon the appointment of a successor preferred stock depositary and its acceptance of the appointment. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward all reports and communications from Resolute that are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.

Neither the preferred stock depositary nor Resolute will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of Resolute and the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties under the agreement and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. Resolute and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

LEGAL MATTERS

Davis Graham & Stubbs LLP of Denver, Colorado has provided its opinion on the validity of the securities offered by this prospectus.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The statement of revenue and direct operating expenses of Firewheel Properties for the year ended December 31, 2015 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The information included in this prospectus or incorporated by reference herein regarding estimated quantities of proved reserves, the future net revenues from those reserves and their present value is based, in part, on the estimated reserve evaluations and related calculations provided by the Company and audited by Netherland, Sewell & Associates, Inc., independent petroleum engineering consultants.  These estimates are aggregated and the sums are included in this prospectus or incorporated by reference herein in reliance upon the authority of that firm as experts in petroleum engineering.

RESOLUTE ENERGY CORPORATION

$750,000,000

Senior Debt Securities

Subordinated Debt Securities

Common Stock

Preferred Stock

Warrants

Guarantees of Debt Securities

Rights

Units

Depositary Shares

PROSPECTUS

________________, 2016

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts set forth below, other than the SEC registration fee are estimates.

SEC Registration Fee ($45,743 previously paid)	$41,182
FINRA Fee	*
Legal Fees and Expenses	*
Accountants Fees and Expenses	*
Listing Fee	*
Transfer and Disbursement Agent Fees	*
Printing Costs	*
Miscellaneous	*
Total	*

*

These fees and expenses will be determined based on the number of issuances and amount and type of securities issued. Accordingly, they cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Officers and Directors.

Under Section 145 of the Delaware General Corporation Law (the “DGCL”), the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company’s Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws include provisions to (i) eliminate the personal liability of its directors and officers for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the DGCL, and (ii) require the Company to indemnify its directors and officers to the fullest extent permitted by Section 145 of the DGCL, including circumstances in which indemnification is otherwise discretionary. Pursuant to Section 145 of the DGCL, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful.

In addition, pursuant to the Section 102(b)(7) of the DGCL, each director will continue to be subject to liability for (1) breach of loyalty to the Company or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) any transaction from which the director derived an improper personal benefit or (4) any payment of unlawful dividends or an unlawful stock repurchase or redemption. The provision also does not affect a director’s responsibilities under any other law, such as federal securities laws or state or federal environmental laws.

In accordance with Section 102(b)(7) of the DGCL, Section 8.1 of our Charter provides that no director shall be personally liable to the Company or any of its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our Charter is to eliminate the Company’s rights and those of its stockholders (through stockholders’ derivative suits on the Company’s behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate the Company’s rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our Charter, the liability of the Company’s directors to the Company or its stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our Charter limiting or eliminating the liability of directors, whether by the Company’s stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits the Company to further limit or eliminate the liability of directors on a retroactive basis.

Section 145(a) of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of his service as a director, officer, employee or agent of the corporation, or his service, at the corporation’s request, as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in Section 145(a) or Section 145(b) of the DGCL or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, provided that indemnification provided for by Section 145 of the amounts only if the officer or director had no reasonable cause to believe his or her conduct was unlawful. The DGCL or granted pursuant thereto shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145 of the DGCL.

The Company has entered into indemnification agreements with all of its directors and executive officers. Under these agreements, the Company will indemnify its directors and executive officers against amounts actually and reasonably incurred in connection with actual or threatened proceedings if any of them may be made a party because of their role as a director or officer. The Company is obligated to pay these amounts only if the officer or director acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the Company’s best interests. For any criminal proceedings, the Company is obligated to pay these indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification thereunder.

The Company maintains insurance coverage for the purpose of providing indemnification benefits in certain circumstances.

Item 16. Exhibits.

Exhibit No.	Description

1.1	Form of Underwriting Agreement (1)

3.1

Amended and Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.1 filed as an exhibit to our Form 10-K for the fiscal year ended December 31, 2009, filed on March 30, 2010, as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 filed as an exhibit to our Form 8-K, filed on June 7, 2016.

3.2	Amended and Restated Bylaws. Incorporated by reference to Exhibit 3.2 filed as an exhibit to our Form 10-K for the fiscal year ended December 31, 2009, filed on March 30, 2010.

4.1

Specimen of Certificate for Common Stock, par value $0.0001. Incorporated by reference to Exhibit 4.1 to Amendment No. 2 of our Registration Statement on Form S-4 filed on September 8, 2009 (Registration No. 333- 161076).

4.2	Specimen of Certificate for Preferred Stock, par value $0.0001 (1)

4.3	Form of Senior Notes Indenture

4.4	Form of Senior Note (1)

4.5	Form of Subordinated Notes Indenture

Exhibit No.	Description

4.6	Form of Subordinated Note (1)

4.7	Form of Deposit Agreement (1)

4.8	Form of Depositary Share(1)

4.9	Form of Warrant Agreement, including Form of Warrant Certificate (1)

4.10	Form of Guarantee Agreement (1)

4.11	Rights Agreement, including Form of Rights Certificate (1)

5.1	Opinion of Davis Graham & Stubbs LLP

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of KPMG LLP

23.2	Consent of KPMG LLP

23.3	Consent of Netherland, Sewell & Associates, Inc.

23.4	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)

24	Power of Attorney (included in signature page)

25.1	Form T-1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 for Senior Notes Indenture (2)

25.2	Form T-1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 for Subordinated Notes Indenture (2)

(1)

To be filed by amendment or by a Current Report on Form 8-K if the registrant enters into any such agreement or issues any such instrument in connection with the offer of any securities registered hereunder.

(2)	To be incorporated herein by reference from a subsequent filing in accordance with section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of that Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on November 7, 2016.

RESOLUTE ENERGY CORPORATION

By:	/s/ James M. Piccone
James M. Piccone
President

Power of Attorney

Each of the undersigned hereby constitutes and appoints Nicholas J. Sutton, Theodore Gazulis, James M. Piccone and Michael N. Stefanoudakis, and each of them, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in his name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and any other instruments or documents that said attorneys-in-fact and agents may deem necessary or advisable, to enable Resolute Energy Corporation to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nicholas J. Sutton	Chairman and Chief Executive Officer (Principal Executive Officer)	November 7, 2016
Nicholas J. Sutton

/s/ James M. Piccone	President and Director	November 7, 2016
James M. Piccone

/s/ Theodore Gazulis	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 7, 2016
Theodore Gazulis

/s/ J. A. Tuell	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 7, 2016
J. A. Tuell

/s/ James E. Duffy	Director	November 7, 2016
James E. Duffy

/s/ Thomas O. Hicks, Jr.	Director	November 7, 2016
Thomas O. Hicks, Jr.

/s/ Gary L. Hultquist	Director	November 7, 2016
Gary L. Hultquist

/s/ William K. White	Director	November 7, 2016
William K. White

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on November 7, 2016.

HICKS ACQUISITION COMPANY I, INC.

By:	/s/ James M. Piccone
James M. Piccone
President

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nicholas J. Sutton	Chairman and Chief Executive Officer (Principal Executive Officer)	November 7, 2016
Nicholas J. Sutton

/s/ Theodore Gazulis	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 7, 2016
Theodore Gazulis

/s/ J. A. Tuell	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 7, 2016
J. A. Tuell

/s/ James M. Piccone	President and Director	November 7, 2016
James M. Piccone

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on November 7, 2016.

RESOLUTE ANETH, LLC

By:	/s/ James M. Piccone
Name: James M. Piccone
Title: President

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nicholas J. Sutton	Chief Executive Officer (Principal Executive Officer)	November 7, 2016
Nicholas J. Sutton

/s/ Theodore Gazulis	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 7, 2016
Theodore Gazulis

/s/ J. A. Tuell	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 7, 2016
J. A. Tuell

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on November 7, 2016.

RESOLUTE NATURAL RESOURCES COMPANY, LLC

By:	/s/ James M. Piccone
Name: James M. Piccone
Title: President

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nicholas J. Sutton	Chief Executive Officer (Principal Executive Officer)	November 7, 2016
Nicholas J. Sutton

/s/ Theodore Gazulis	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 7, 2016
Theodore Gazulis

/s/ J. A. Tuell	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 7, 2016
J. A. Tuell

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on November 7, 2016.

RESOLUTE WYOMING, INC.

By:	/s/ James M. Piccone
Name: James M. Piccone
Title: President

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nicholas J. Sutton	Chairman and Chief Executive Officer (Principal Executive Officer)	November 7, 2016
Nicholas J. Sutton

/s/ Theodore Gazulis	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 7, 2016
Theodore Gazulis

/s/ J. A. Tuell	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 7, 2016
J. A. Tuell

/s/ James M. Piccone	President and Director	November 7, 2016
James M. Piccone

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on November 7, 2016.

BWNR, LLC

By:	/s/ James M. Piccone
Name: James M. Piccone
Title: President

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nicholas J. Sutton	Chief Executive Officer (Principal Executive Officer)	November 7, 2016
Nicholas J. Sutton

/s/ Theodore Gazulis	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 7, 2016
Theodore Gazulis

/s/ J. A. Tuell	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 7, 2016
J. A. Tuell

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on November 7, 2016.

WYNR, LLC

By:	/s/ James M. Piccone
Name: James M. Piccone
Title: President

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nicholas J. Sutton	Chief Executive Officer (Principal Executive Officer)	November 7, 2016
Nicholas J. Sutton

/s/ Theodore Gazulis	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 7, 2016
Theodore Gazulis

/s/ J. A. Tuell	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 7, 2016
J. A. Tuell

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on November 7, 2016.

RESOLUTE NORTHERN ROCKIES, LLC

By:	/s/ James M. Piccone
Name: James M. Piccone
Title: President

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nicholas J. Sutton	Chief Executive Officer (Principal Executive Officer)	November 7, 2016
Nicholas J. Sutton

/s/ Theodore Gazulis	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 7, 2016
Theodore Gazulis

/s/ J. A. Tuell	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 7, 2016
J. A. Tuell

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on November 7, 2016.

RESOLUTE NATURAL RESOURCES SOUTHWEST, LLC

By:	/s/ James M. Piccone
Name: James M. Piccone
Title: President

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nicholas J. Sutton	Chief Executive Officer (Principal Executive Officer)	November 7, 2016
Nicholas J. Sutton

/s/ Theodore Gazulis	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 7, 2016
Theodore Gazulis

/s/ J. A. Tuell	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 7, 2016
J. A. Tuell

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement (1)

3.1

Amended and Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.1 filed as an exhibit to our Form 10-K for the fiscal year ended December 31, 2009, filed on March 30, 2010, as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 filed as an exhibit to our Form 8-K, filed on June 7, 2016.

3.2	Amended and Restated Bylaws. Incorporated by reference to Exhibit 3.2 filed as an exhibit to our Form 10-K for the fiscal year ended December 31, 2009, filed on March 30, 2010.

4.1

Specimen of Certificate for Common Stock, par value $0.0001. Incorporated by reference to Exhibit 4.1 to Amendment No. 2 of our Registration Statement on Form S-4 filed on September 8, 2009 (Registration No. 333- 161076).

4.2	Specimen of Certificate for Preferred Stock, par value $0.0001 (1)

4.3	Form of Senior Notes Indenture

4.4	Form of Senior Note (1)

4.5	Form of Subordinated Notes Indenture

4.6	Form of Subordinated Note (1)

4.7	Form of Deposit Agreement (1)

4.8	Form of Depositary Share (1)

4.9	Form of Warrant Agreement, including Form of Warrant Certificate (1)

4.10	Form of Guarantee Agreement (1)

4.11	Rights Agreement, including Form of Rights Certificate (1)

5.1	Opinion of Davis Graham & Stubbs LLP

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of KPMG LLP

23.2	Consent of KPMG LLP

23.3	Consent of Netherland, Sewell & Associates, Inc.

23.4	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)

24	Power of Attorney (included in signature page)

25.1	Form T-1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 for Senior Notes Indenture (2)

25.2	Form T-1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 for Subordinated Notes Indenture (2)

(1)

To be filed by amendment or by a Current Report on Form 8-K if the registrant enters into any such agreement or issues any such instrument in connection with the offer of any securities registered hereunder.

(2)	To be incorporated herein by reference from a subsequent filing in accordance with section 305(b)(2) of the Trust Indenture Act of 1939.